Pieris Pharmaceuticals Appoints Peter Kiener, D.Phil. to its Board of Directors BOSTON, MA -- (Marketwired) – 09/10/2018 -- Pieris Pharmaceuticals, Inc. (NASDAQ: PIRS), a clinical-stage biotechnology company advancing novel biotherapeutics through its proprietary Anticalin® technology platform for cancer, respiratory and other diseases, announced today that Peter Kiener, D.Phil. has joined the Company’s Board of Directors. Dr. Kiener is an industry veteran with extensive experience across the entire value chain of biopharmaceutical research and development. Most recently, Dr. Kiener served as Chief Scientific Officer at Sucampo until the company’s acquisition by Mallinckrodt in February 2018. Prior to Sucampo, he served as Chief Scientific Officer of Ambrx Inc., a company focused on developing antibody-drug conjugates. Previously, Dr. Kiener was President and Co-founder of Zyngenia Inc, a monoclonal antibody company developing drugs for oncology and inflammatory diseases. His prior experience also includes positions at MedImmune LLC, where he was Head of Global R&D, and at Bristol-Myers Squibb. Dr. Kiener has led or contributed to the development of over 30 different clinical- stage therapeutics and seven approved drugs, including two immunoglobulin-based fusion proteins, one monoclonal antibody, two vaccines, and one bispecific T-cell engager. Additionally, he has published more than 120 papers in peer-reviewed journals and is listed as an inventor on over 60 patents and patent applications. Dr. Kiener received a B.A. in Chemistry from Lancaster University and a D.Phil. in Biochemistry from Sir William Dunn School of Pathology at Oxford University, where he also pursued a postdoctoral fellowship. Commenting on the announcement, Dr. Kiener stated, "It is an honor to join the Board of Directors of Pieris. It is a pivotal time for the Company as it continues to advance three drug candidates through clinical trials and several additional programs through preclinical development. I am looking forward to contributing my industry know-how and offer guidance to Pieris as it grows and continues to progress.” "We are thrilled to have Peter join our Board," said Stephen Yoder, President and CEO of Pieris. “His comprehensive understanding of drug development and his experience in bringing a number of drug candidates successfully through the clinic and to the market will be of tremendous value to Pieris as we continue to mature our pipeline." “Peter is a significant addition to our Board. His leadership experience in founding and successfully scaling a number of biotechnology companies, in addition to his research and development acumen in advancing several drugs through the clinic, will make him a great asset,” said James Geraghty, Chairman of the Board of Directors. “We are fortunate to have him join our Board and look forward to benefiting from his decades of industry experience.”

About Pieris Pharmaceuticals Pieris is a clinical-stage biotechnology company that discovers and develops Anticalin protein-based drugs to target validated disease pathways in a unique and transformative way. Our pipeline includes immuno-oncology multi-specifics tailored for the tumor microenvironment, an inhaled Anticalin protein to treat uncontrolled asthma and a half-life-optimized Anticalin protein to treat anemia. Proprietary to Pieris, Anticalin proteins are a novel class of therapeutics validated in the clinic and by partnerships with leading pharmaceutical companies. Anticalin® is a registered trademark of Pieris. For more information, visit www.pieris.com. Forward Looking Statements This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward- looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods and our business and product development plans, including the advancement of our proprietary and co-development programs into and through the clinic. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates, including our ability to recruit and enroll patients in our studies; our ability to address the requests of the FDA; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company's Quarterly Reports on Form 10-Q. Company Contact: Allan Reine SVP & Chief Financial Officer +1 857 444 4276 reine@pieris.com Investor Relations Contact:

Maria Kelman Director, Investor Relations +1 857 362 9635 kelman@pieris.com